AMENDED AND RESTATED
                                     BY-LAWS
                                       OF
                            DIGITAL BIOMETRICS, INC.


                                    ARTICLE I

                                     OFFICES

         SECTION 1. REGISTERED OFFICE. The corporation shall continuously maintain in the State of Delaware a registered office and a registered agent whose office is identical with such registered office.

         SECTION 2. OTHER OFFICES. The corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         SECTION 1. ANNUAL MEETINGS. An annual meeting of stockholders shall be held, either within or without the State of Delaware, on the third Wednesday in February of each year, or such other date as the Board of Directors may determine, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

         If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day.

         SECTION 2. SPECIAL MEETINGS. Special meetings of stockholders for any purpose other than the election of directors may be held at such time and place, either within or without the State of Delaware, as shall be stated in the notice of the meeting. Special meetings may be called by the President, by the Board of Directors, or by the holders of not less than one-fifth of the outstanding stock of the corporation entitled to vote.

         SECTION 3. VOTING. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall be entitled to one vote, in person or by proxy, for each share of stock held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period.

         A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order with the address of each and the number of shares held by each, shall be open to the examination of any stockholder for any purpose germane to the meeting during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         SECTION 4. QUORUM. Except as otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

         SECTION 5. NOTICE OF MEETINGS. Written notice, stating the place, date and time of the meeting, and in the case of a special meeting, the purposes for which the meeting is called, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the corporation, not less than ten, or in the case of a merger or consolidation, not less than twenty, nor more than sixty days before the date of the meeting.

         SECTION 6. STOCKHOLDERS RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or at any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten, or in the case of a merger or consolidation, not less than twenty, days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         SECTION 7. ACTION WITHOUT MEETING. Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III

                                    DIRECTORS

         SECTION 1. NUMBER AND TERM. The number of directors shall be not less than five (5) nor more than nine (9), as determined by the Board of Directors from time to time. The directors shall be elected at the annual meeting of the stockholders and each director shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal. Directors need not be stockholders.

         SECTION 2. RESIGNATIONS. Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Board of Directors. The acceptance of a resignation shall not be necessary to make it effective.

         SECTION 3. VACANCIES. Vacancies occurring on the Board of Directors or on any committee of the Board, or new directorships to be filed by reason of an increase in the number of directors may be filled by a majority of the directors then in office, or by a sole remaining director. Each director so chosen shall hold office for the unexpired term and until his successor shall be duly chosen.

         SECTION 4. REMOVAL. Except as hereinafter provided, any director or the entire Board of Directors may be removed either with or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote at an election of directors, at a special meeting of the stockholders called for that purpose, and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of a majority in interest of the stockholders entitled to vote.

         If the holders of any class or series are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, these provisions shall apply, in respect to the removal without cause of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole.

         SECTION 5. POWERS. The Board of Directors shall exercise all of the powers of the corporation except such as are by law, or by the Certificate of Incorporation of the corporation or by these By-Laws conferred upon or reserved to the stockholders.

         SECTION 6. COMMITTEES. The Board of Directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

         Any such committee, to the extent provided in the resolution of the Board of Directors, or in these By-Laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the By-Laws of the corporation; and, unless the resolution, these By-Laws, or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

         SECTION 7. MEETINGS. An annual meeting of directors for the purpose of electing officers and for the transaction of such other business as may properly come before the meeting, shall be held if a quorum is present, immediately after and at the same place as the annual meeting of the stockholders, without notice other than this by-law; or the time and place of such meeting may be fixed by consent in writing of all the directors.

         Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by resolution of the directors without further notice than said resolution.

         Special meetings of the board may be called by the Chairman of the Board, the President or the Secretary on the written request of any director on at least two days' notice to each director and shall be held at such place or places as may be determined by the directors, or as shall be stated in the call of the meeting.

         SECTION 8. COMMUNICATIONS EQUIPMENT. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in a meeting shall constitute presence in person at the meeting.

         SECTION 9. QUORUM. A majority of the incumbent directors shall constitute a quorum for the transaction of business. If at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Certificate of Incorporation or these By-Laws shall require the vote of a greater number.

         SECTION 10. COMPENSATION. Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the board a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

         SECTION 11. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if a written consent thereto is signed by all members of the board, or of such committee as the case may be, and such written consent is filed with the minutes of the proceedings of the board or committee.

                                   ARTICLE IV

                                    OFFICERS

         SECTION 1. TITLES, ELECTION AND TERM OF OFFICE. The officers of the corporation shall be a President, a Treasurer, and a Secretary. In addition, the Board of Directors may elect a Chairman, a Vice Chairman, and any number of Vice Presidents, Assistant Secretaries and Assistant Treasurers, as they may deem proper. None of the officers of the corporation need be directors. The officers shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders. Each officer shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal. Any officer may resign any time upon written notice to the corporation. Vacancies may be filled or new offices created and filled by the Board of Directors. Any number of offices may be held by the same person.

         SECTION 2. OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

         SECTION 3. REMOVAL. Any officer elected or appointed by the Board of Directors may be removed by the Board whenever, in its judgment, the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         SECTION 4. CHAIRMAN. The Board of Directors of the Corporation may elect a Chairman. The Chairman shall be a member of the Board of Directors. The Chairman shall preside at all meetings of the Board of Directors and of the shareholders of the Corporation and shall have and perform such other duties as from time to time may be assigned to him or her by the Board of Directors.

         SECTION 5. CHIEF EXECUTIVE OFFICER. Subject to the direction of the Board of Directors, the Chief Executive Officer, who may also be designated as the President of the Corporation, shall have overall charge over the business, affairs and policies of the Corporation, including the day-to-day business of the Corporation, and shall have the general powers and duties of supervision and management usually vested in the office of Chief Executive Officer of a corporation. In the absence of the Chairman of the Board of Directors, or if a Chairman of the Board of Directors is not elected, the Chief Executive Officer shall preside at all meetings of the shareholders and the Board of Directors. Unless the Board of Directors shall otherwise authorize, the Chief Executive Officer shall execute bonds, mortgages and other contracts on behalf of the Corporation.

         SECTION 6. VICE PRESIDENT. The Vice Presidents shall assist the President in the discharge of his duties as the President may direct and shall perform such other duties as may be assigned to them by the President or by the Board of Directors. In the absence of the President, the Vice Presidents shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President.

         SECTION 7. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. He shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositaries as may be designated by the Board of Directors.

         The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, or the President, taking proper vouchers for such disbursements. He shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board shall prescribe.

         SECTION 8. SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these By-Laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the directors, or stockholders, upon whose request the meeting is called as provided in these By-Laws. He shall record all the proceedings of the meetings of the stockholders and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the directors or the President. He shall have the custody of the seal of the corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the President, and attest the same.

         SECTION 9. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. Assistant Treasurers and Assistant Secretaries, if any, shall assist the Treasurer and the Secretary, respectively, in the discharge of their duties, and shall have such powers and shall perform such additional duties as shall be assigned to them by the directors.

                                    ARTICLE V

                                  MISCELLANEOUS

         SECTION 1. CERTIFICATES OF STOCK. Certificates of stock, signed by the Chairman or Vice Chairman of the Board of Directors, if they are elected, or by the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, shall be issued to each stockholder certifying the number and class of shares owned by him in the corporation. Any or all of the signatures may be facsimiles.

         SECTION 2. LOST CERTIFICATES. A new certificate of stock may be issued in the place of any certificate theretofore issued by the corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificates, or his legal representative, to give the corporation a bond, in such sum as they may direct, to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

         SECTION 3. TRANSFER OF SHARES. Prior to due presentment of a certificate for shares for registration of transfer the corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to have and exercise all the rights and power of an owner. Where a certificate for shares is presented to the corporation with a request to register for transfer, the corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on or with the certificate the necessary endorsements, and (b) the corporation had no notice of any adverse claims or has discharged any duty to inquire into any known adverse claims. The corporation may require reasonable assurance that said endorsements are genuine and effective and compliance with such other regulations as may be prescribed by or under the authority of the Board of Directors. Where a transfer of shares is made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the shares are presented, both the transferor and the transferee so request.

         SECTION 4. DIVIDENDS. The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding stock, in the manner and upon the terms and conditions provided by law and its Certificate of Incorporation.

         SECTION 5. SEAL. The Board of Directors may provide a corporate seal in appropriate form.

         SECTION 6. FISCAL YEAR. The fiscal year of the corporation shall begin on the first day of October and end on the last day of September in each year.

         SECTION 7. CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

         SECTION 8. NOTICE AND WAIVER OF NOTICE. Whenever any notice is required to be given by these By-Laws, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

         Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the corporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE VI

                                   AMENDMENTS

      These By-Laws may be amended or altered by the Board of Directors at any meeting. Such authority of the Board of Directors is subject to the power of the stockholders to change or repeal these By-Laws.

                                   ARTICLE VII

                     INDEMNIFICATION OF OFFICERS, DIRECTORS
                              EMPLOYEES AND AGENTS

         SECTION 1. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         SECTION 2. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture,, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Notwithstanding the foregoing, the corporation shall not be required to indemnify any such person in connection with a proceeding voluntarily initiated by such person unless the proceeding was authorized by a majority of the entire Board of Directors.

         SECTION 3. Without limiting any right conferred by Sections 1 and 2 of this Article, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative of any type whatsoever, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, and is or was serving as a fiduciary of, or otherwise rendering services to, any employee benefit plan of or relating to the corporation, shall be indemnified by the corporation against expenses (including, without limitation, attorneys' fees), judgments, fines, penalties, excise taxes, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, or in connection with any appeal relating thereto, if he acted in good faith in a manner he reasonably believed to be not opposed to the best interests of the corporation, and with respect to a criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except in the case of an action, suit or proceeding by or in the right of the corporation, in relation to matters as to which it shall be adjudicated in such action, suit or proceeding, that such officer, director, employee or agent is liable to the corporation and only to the extent that the judicial determination specified in Section 2 of this Article shall be made.

         SECTION 4. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1, 2 and 3 of this Article VII, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         SECTION 5. Any indemnification under Sections 1, 2 and 3 of this
Article VII, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1, 2 and 3. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

         SECTION 6. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article.

         SECTION 7. The indemnification and advancement of expenses provided by or granted pursuant to other Sections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity, while holding such office.

         SECTION 8. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or notified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors or administrators of such person.

         SECTION 9. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

         SECTION 10. For purposes of this Article, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.